Exhibit 32
CERTIFICATION
Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Vitran Corporation Inc., that, to his knowledge, the Quarterly Report of Vitran Corporation Inc. on Form 10-Q for the three months ended September 30, 2007, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Vitran Corporation Inc.

Date: October 22, 2007	By:	/s/ RICHARD E. GAETZ Richard E. Gaetz
President and Chief Executive Officer

	By:	/s/ SEAN P. WASHCHUK

Sean P. Washchuk
Vice President Finance and Chief Financial Officer

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